Exhibit 99.1

Investor Contact:	Michael J. Culotta Executive Vice President and Chief Financial Officer (615) 221-3502

QUORUM HEALTH CORPORATION ANNOUNCES FIRST QUARTER 2017 OPERATING RESULTS

BRENTWOOD, Tenn. (May 15, 2017) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced its operating and financial results for the three months ended March 31, 2017.

Net operating revenues for the three months ended March 31, 2017 decreased $22.0 million to $527.6 million, compared to $549.6 million for the same period in 2016, a 4.0% decrease. The $22.0 million decrease was primarily attributable to a $12.8 million decrease in net operating revenues resulting from the two hospitals divested in December 2016 and an $11.0 million decrease resulting from the Company’s inability to accrue in the 2017 period for the California Hospital Quality Assurance Fee (“HQAF”) program revenues for the 2017 to 2019 program period pending approval by Centers for Medicare and Medicaid Services (“CMS”). Excluding the hospitals divested in 2016, the provision for bad debts increased $2.2 million, primarily due to an increase in higher deductible and co-pay plans. For the three months ended March 31, 2017 compared to the same period in 2016, the Company experienced a payor shift from Medicaid and managed care payors to Medicare and self-pay payors. Net loss attributable to Quorum Health Corporation for the three months ended March 31, 2017 was $(27.6) million, or $(0.99) per share, compared to $(5.0) million, or $(0.18) per share, for the same period in 2016. The net loss for the three months ended March 31, 2017 was negatively impacted by a $3.5 million decrease resulting from the two hospitals divested in December 2016, an $8.3 million decrease, net of provider taxes, related to the California HQAF program and $3.3 million of impairment charges related to the hospitals reclassified as held for sale in the 2017 period. The Company’s 2016 results for the same period had no comparable impairment charges. On a same-facility basis, the Company’s operating results for the three months ended March 31, 2017 reflect a 2.0% decrease in admissions and a 0.8% decrease in adjusted admissions compared to the same period in 2016. Excluding the impact of leap day in February 2016, same-facility admissions decreased 0.6% and adjusted admissions increased 0.4% for the three months ended March 31, 2017 compared to the same period in 2016.

Adjusted EBITDA for the three months ended March 31, 2017 was $26.1 million, compared to $56.2 million for the same period in 2016. The two hospitals divested in December 2016, in addition to one hospital divested on March 31, 2017, negatively impacted EBITDA by $0.7 million and $3.4 million for the three months ended March 31, 2017 and 2016, respectively. Adjusted EBITDA was negatively impacted by the Company’s inability to accrue for the California HQAF program in the 2017 period pending CMS approval, as stated above. Adjusted EBITDA for the three months ended March 31, 2016 included $8.3 million related to this program. As a result, Adjusted EBITDA, Adjusted for Divestitures, was $26.8 million and $59.6 million for the three months ended March 31, 2017 and 2016, respectively. The Company had combined proceeds from these three divestitures of $18.0 million, which was utilized to pay down the Company’s term loan under its credit facility.

Commenting on the results, Thomas D. Miller, president and chief executive officer of Quorum Health Corporation, said, “As we work to improve all aspects of the Company, we continue to concentrate on divesting non-performing assets and focusing on markets that will lead this Company forward with long-term strategic growth. Our efforts are to focus our resources on those core operations and to continue to reduce costs and improve the efficiencies necessary to drive our profitability and reduce our debt levels. We are working diligently to grow our core markets, driving increased access to care with strong physician recruiting and service line expansion while maintaining our commitment to high quality standards.”

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QHC Announces First Quarter 2017 Results

May 15, 2017

Financial Outlook

The Company is maintaining its previously issued financial outlook for the year ending December 31, 2017. These projections are based on the Company’s historical operating performance, current economic, demographic and regulatory trends and other assumptions that the Company believes are reasonable at this time. The 2017 guidance should be considered in conjunction with the assumptions included herein. See “Forward-Looking Statements” below for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The Company expects net operating revenues for the year ending December 31, 2017 to range from $2.050 billion to $2.100 billion. The Company expects Adjusted EBITDA for the year ending December 31, 2017 to range from $150 million to $170 million and Adjusted EBITDA, Adjusted for Potential Divestitures to range from $170 million to $200 million. The guidance gives effect to: (i) divestitures and potential divestitures stated above, (ii) the approval of the California Department of Health Care Services’ Hospital Quality Fee (“HQAF”) Program by CMS, which we estimate to be approved in the fourth quarter of 2017 at approximately $21 million, approximately $13 million less than 2016, (iii) the reduction of approximately $7 million in electronic health records incentives earned in 2017 compared to the 2016 amounts, (iv) the inclusion of approximately $10 million to $13 million of non-cash stock-based compensation and other non-cash benefits expense and approximately $25 million to $26 million of non-cash insurance expense, and (v) no estimate for the effects of any changes to the Affordable Care Act. Adjusted EBITDA, Adjusted for Potential Divestitures includes the same assumptions above, in addition to excluding the negative EBITDA of the potential divestitures from the beginning of the year. A reconciliation of the Company’s projected 2017 Adjusted EBITDA, and Adjusted EBITDA, Adjusted for Potential Divestitures, each a forward-looking non-GAAP financial measure, to net income (loss) attributable to Quorum Health Corporation, the most directly comparable U.S. GAAP financial measure, is omitted from this press release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in forecasting generally and in quantifying certain projected amounts that are necessary for such reconciliation.

In particular, sufficient information is not available to calculate certain adjustments required for such reconciliation without unreasonable effort, including interest expense, income tax expense (benefit) and other adjustments that would be necessary to prepare a forward-looking statement of net income (loss) attributable to Quorum Health Corporation in accordance with U.S. GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

About Quorum Health Corporation

The principal business of Quorum Health Corporation is to provide hospital and outpatient healthcare services in its markets across the United States. As of March 31, 2017, the Company owned or leased 35 hospitals in rural and mid-sized markets located across 16 states and licensed for 3,399 beds. Through Quorum Health Resources LLC, a wholly-owned subsidiary, the Company provides hospital management advisory and healthcare consulting services. Over 95% of the Company’s net operating revenues are attributable to its hospital operations business.

The Company’s headquarters are located in Brentwood, Tennessee, a suburb south of Nashville. Shares in Quorum Health Corporation are traded on the NYSE under the symbol “QHC.” More information about the Company can be found on its website at www.quorumhealth.com.

Quorum Health Corporation will hold a conference call on Monday, May 15, 2017, 10:00 a.m. Central time, 11:00 a.m. Eastern, to review operating and financial results for the three months ended March 31, 2017. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.quorumhealth.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and the Company’s Current Report on Form 8-K (including this press release) are available on the Company’s website at www.quorumhealth.com.

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QHC Announces First Quarter 2017 Results

May 15, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Three Months Ended March 31,
	2017		2016
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Operating revenues, net of contractual allowances and discounts (a)	$587,945		$614,484
Provision for bad debts	60,305		64,933
Net operating revenues	527,640	100.0%	549,551	100.0%
Operating costs and expenses:
Salaries and benefits	264,602	50.1%	256,862	46.7%
Supplies	63,822	12.1%	63,661	11.6%
Other operating expenses (a)	163,424	31.1%	164,463	30.0%
Depreciation and amortization	22,120	4.2%	31,157	5.7%
Rent	12,102	2.3%	12,549	2.3%
Electronic health records incentives earned	(2,452)	(0.5)%	(4,208)	(0.8)%
Legal, professional and settlement costs	535	0.1%	241	—%
Impairment of long-lived assets and goodwill	3,300	0.6%	—	—%
Loss (gain) on sale of hospitals, net	(870)	(0.2)%	—	—%
Transaction costs related to the Spin-off	31	—%	3,735	0.7%
Total operating costs and expenses	526,614	99.8%	528,460	96.2%
Income (loss) from operations	1,026	0.2%	21,091	3.8%
Interest expense, net	27,530	5.2%	27,452	5.0%
Income (loss) before income taxes	(26,504)	(5.0)%	(6,361)	(1.2)%
Provision for (benefit from) income taxes	701	0.2%	(1,674)	(0.3)%
Net income (loss)	(27,205)	(5.2)%	(4,687)	(0.9)%
Less: Net income (loss) attributable to noncontrolling interests	356	—%	315	—%
Net income (loss) attributable to Quorum Health Corporation (b)	$(27,561)	(5.2)%	$(5,002)	(0.9)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (c)	$(0.99)		$(0.18)
Weighted-average shares outstanding:
Basic and diluted (d)	27,800,597		28,412,054

For footnotes, see pages 7-9.

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QHC Announces First Quarter 2017 Results

May 15, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONSOLIDATED AND COMBINED SELECTED OPERATING DATA

	Three Months Ended March 31,
	2017	2016	Variance	% Variance

Consolidated and combined:
Number of licensed beds at end of period (e)	3,399	3,577	(178)	(5.0)%
Admissions (f)	23,656	24,992	(1,336)	(5.3)%
Adjusted admissions (g)	56,860	59,801	(2,941)	(4.9)%
Emergency room visits (h)	172,939	184,934	(11,995)	(6.5)%
Medicare case mix index (i)	1.39	1.37	0.02	1.1%

Same-facility:
Number of licensed beds at end of period (e)	3,399	3,487	(88)	(2.5)%
Admissions (f)	23,656	24,134	(478)	(2.0)%
Adjusted admissions (g)	56,859	57,308	(449)	(0.8)%
Emergency room visits (h)	172,939	176,050	(3,111)	(1.8)%
Medicare case mix index (i)	1.39	1.37	0.02	1.1%

For footnotes, see pages 7-9.

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QHC Announces First Quarter 2017 Results

May 15, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

(In Thousands, Except Par Value per Share and Shares)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$89,542	$25,455
Patient accounts receivable, net of allowance for doubtful accounts of $357,197 and $360,796 at March 31, 2017 and December 31, 2016, respectively	396,030	380,685
Inventories	53,368	58,124
Prepaid expenses	22,595	23,028
Due from third-party payors	106,380	116,235
Current assets of hospitals held for sale	9,067	1,502
Other current assets	62,529	57,942
Total current assets	739,511	662,971
Property and equipment, at cost	1,435,272	1,519,975
Less: Accumulated depreciation and amortization	(714,908)	(786,075)
Total property and equipment, net	720,364	733,900
Goodwill	408,580	416,833
Intangible assets, net	76,529	84,982
Long-term assets of hospitals held for sale	26,773	6,851
Other long-term assets	109,953	88,833
Total assets	$2,081,710	$1,994,370
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$1,664	$5,683
Accounts payable	174,880	169,684
Accrued liabilities:
Accrued salaries and benefits	98,130	98,803
Accrued interest	31,206	19,915
Due to third-party payors	43,723	42,537
Current liabilities of hospitals held for sale	2,351	492
Other current liabilities	49,532	53,268
Total current liabilities	401,486	390,382
Long-term debt	1,317,985	1,241,142
Deferred income tax liabilities, net	32,075	31,474
Other long-term liabilities	136,916	108,996
Total liabilities	1,888,462	1,771,994
Redeemable noncontrolling interests	6,279	6,807
Equity:
Quorum Health Corporation stockholders' equity:
Preferred stock, $0.0001 par value per share, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value per share, 300,000,000 shares authorized; 30,203,170 shares issued and outstanding at March 31, 2017, and 29,482,050 shares issued and outstanding at December 31, 2016	3	3
Additional paid-in capital	539,727	537,911
Accumulated other comprehensive income (loss)	(2,638)	(2,760)
Accumulated deficit	(361,587)	(334,026)
Total Quorum Health Corporation stockholders' equity	175,505	201,128
Nonredeemable noncontrolling interests	11,464	14,441
Total equity	186,969	215,569
Total liabilities and equity	$2,081,710	$1,994,370

For footnotes, see pages 7-9.

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QHC Announces First Quarter 2017 Results

May 15, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended March 31,
	2017	2016

Cash flows from operating activities:
Net income (loss)	$(27,205)	$(4,687)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	22,120	31,157
Non-cash interest expense	730	—
Provision for (benefit from) deferred income taxes	601	—
Stock-based compensation expense	2,797	—
Impairment of long-lived assets and goodwill	3,300	—
Loss (gain) on sale of hospitals, net	(870)	—
Changes in reserves for self-insurance claims, net of payments	4,212	7,990
Changes in reserves for legal, professional and settlement costs, net of payments	(3,651)	—
Other non-cash expense (income), net	(42)	(554)
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Patient accounts receivable, net	(17,163)	(12,122)
Due from and due to third-party payors, net	11,041	12,339
Inventories, prepaid expenses and other current assets	(16,674)	(2,589)
Accounts payable and accrued liabilities	38,065	(7,626)
Long-term assets and liabilities, net	1,265	489
Net cash provided by (used in) operating activities	18,526	24,397

Cash flows from investing activities:
Capital expenditures for property and equipment	(23,217)	(12,840)
Capital expenditures for software	(1,506)	(2,526)
Proceeds from the sale of hospitals	4,282	—
Proceeds from other asset sales	—	858
Other investing activities	—	52
Net cash provided by (used in) investing activities	(20,441)	(14,456)

Cash flows from financing activities:
Borrowings (repayments) of revolving credit facilities, net	78,000	—
Borrowings of long-term debt	—	20
Repayments of long-term debt	(7,109)	(1,089)
Increase (decrease) in Due to Parent, net	—	(6,486)
Payments of debt issuance costs	(47)	—
Cancellation of restricted stock awards for payroll tax withholdings on vested shares	(1,028)	—
Cash distributions to noncontrolling investors	(3,814)	(2,484)
Purchases of shares from noncontrolling investors	—	(12)
Net cash provided by (used in) financing activities	66,002	(10,051)

Net change in cash and cash equivalents	64,087	(110)
Cash and cash equivalents at beginning of period	25,455	1,106
Cash and cash equivalents at end of period	$89,542	$996

For footnotes, see pages 7-9.

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QHC Announces First Quarter 2017 Results

May 15, 2017

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(a)

The California Department of Health Care Services implemented the HQAF program, imposing a fee on certain general and acute care California hospitals. Revenues generated from these fees provide funding for the non-federal supplemental payments to California hospitals that serve California’s Medicaid (“Medi-Cal”) and uninsured patients. Under the most recent phase of the program, covering the period January 2014 through December 2016, the Company recognized $11.0 million of net operating revenues less $2.7 million of provider taxes for the three months ended March 31, 2016.

In November 2016, California voters approved a state constitutional amendment measure that extends indefinitely the statute that imposes fees on California hospitals seeking federal matching funds. However, the current program expired on December 31, 2016 and CMS has not approved a new program. Consistent with the first four phases of the HQAF program, the Company does not recognize any revenues under the new program until CMS completes the approval process. HQAF funding levels are based in part on Medi-Cal utilization. As a result, changes in coverage of individuals under the Medi-Cal program could affect the revenues and cash flows related to the Company’s California hospitals under future phases of the HQAF program. Accordingly, the Company is unable to predict the ultimate amount of revenues and cash flows its California hospitals may receive from or the timing of CMS’ approval of the extended HQAF program, including its impact on the Company’s 2017 quarterly or full year net operating results. The Company has included an estimated amount in its 2017 projections based on currently available and historical information.

(b)

EBITDA is a non-GAAP financial measure that consists of net income (loss) attributable to Quorum Health Corporation before interest, income taxes, depreciation and amortization and after adding back net income (loss) attributable to noncontrolling interests. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back the effect of certain legal, professional and settlement costs, impairment of long-lived assets and goodwill, net loss (gain) on sale of hospitals and transaction costs related to the Spin-off.  The Company uses Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by the Company’s management to assess the operating performance of its hospital operations business and to make decisions on the allocation of resources. Additionally, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and in comparing the Company’s results of operations between periods. Adjusted EBITDA, Adjusted for Divestitures, also a non-GAAP financial measure, is further retrospectively adjusted to exclude the effect of negative EBITDA of hospitals divested. The Company has presented Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures in this press release because it believes these measures provide investors and other users of the Company’s financial statements with additional information about how the Company’s management assesses its results of operations.

Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures are not measurements of financial performance under U.S. GAAP. These calculations should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures are significant components in understanding and evaluating the Company’s financial performance. The Company believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, the Company’s calculation of Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures may not be comparable to similarly titled measures reported by other companies.

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QHC Announces First Quarter 2017 Results

May 15, 2017

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

The following table reconciles Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures, each as defined above, to net income (loss) attributable to Quorum Health Corporation, the most directly comparable U.S. GAAP financial measure, as derived directly from the Company’s consolidated and combined financial statements for the respective periods (in thousands):

	Three Months Ended March 31,
	2017	2016

Net income (loss) attributable to Quorum Health Corporation	$(27,561)	$(5,002)
Net income (loss) attributable to noncontrolling interests	356	315
Interest expense, net	27,530	27,452
Provision for (benefit from) income taxes	701	(1,674)
Depreciation and amortization	22,120	31,157
EBITDA	23,146	52,248
Legal, professional and settlement costs	535	241
Impairment of long-lived assets and goodwill	3,300	—
Loss (gain) on sale of hospitals, net	(870)	—
Transaction costs related to the Spin-off	31	3,735
Adjusted EBITDA	26,142	56,224
Negative EBITDA of divested hospitals	696	3,385
Adjusted EBITDA, Adjusted for Divestitures	$26,838	$59,609
(c)	The following table reconciles net income (loss) attributable to Quorum Health Corporation, as reported and on a per share basis, with the adjustments described herein:
	Three Months Ended March 31,
	2017	2016
	(per share - basic and diluted)

Earnings (loss) per share attributable to Quorum Health Corporation stockholders, as reported	$(0.99)	$(0.18)
Adjustments:
Legal, professional and settlement costs	0.02	0.01
Impairment of long-lived assets and goodwill	0.12	—
Loss (gain) on sale of hospitals, net	(0.03)	—
Transaction costs related to the Spin-off	—	0.10
Net operating losses of divested hospitals	0.03	0.14
Earnings (loss) per share attributable to Quorum Health Corporation stockholders, excluding adjustments	$(0.85)	$0.07

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QHC Announces First Quarter 2017 Results

May 15, 2017

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

(d)

For comparative purposes, the Company used 28,412,054 shares as the number of weighted-average shares to calculate basic and diluted earnings per share for periods prior to the Spin-off. This number represents the number of shares issued on the Spin-off date. Due to the net loss attributable to Quorum Health Corporation in the three months ended March 31, 2017, no incremental shares are included in diluted earnings per share for this period, because the effect of the incremental shares would be anti-dilutive. No incremental shares were considered for any periods prior to the Spin-off.

(e)	Licensed beds are the number of beds for which the appropriate state agency licenses a hospital, regardless of whether the beds are actually available for patient use.
(f)	Admissions represent the number of patients admitted for inpatient services.
(g)	Adjusted admissions is computed by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.
(h)	Emergency room visits represent the number of patients registered and treated in the Company’s emergency rooms.
(i)

Medicare case mix index is a relative value assigned to a diagnosis-related group of inpatients that is used in determining the allocation of resources necessary to treat the patients in that group. Medicare case mix index is calculated as the average case mix index for all Medicare admissions during the period.

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QHC Announces First Quarter 2017 Results

May 15, 2017

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, but are not limited to, the following:

•	general economic and business conditions, both nationally and in the regions in which the Company operates;
•

risks associated with the Company’s substantial indebtedness, leverage and debt service obligations, including its ability to comply with its debt covenants, including its senior credit facility, as amended;

•	the ability to achieve operating and financial targets and to control the costs of providing services if patient volumes are lower than expected;
•	the ability to achieve the anticipated benefits of the Spin-off;
•

the impact of the 2016 federal elections, which may lead to the repeal of or significant changes to the Affordable Care Act, its implementation or its interpretation, as well as changes in other federal, state or local laws or regulations affecting the healthcare industry;

•

the success and long-term viability of healthcare insurance exchanges, which may be impacted by whether a sufficient number of payors participate, as well as the impact of the 2016 federal elections on the Affordable Care Act;

•

the extent to which states support or implement changes to Medicaid programs, utilize healthcare insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the extent to which regulatory and economic changes occur in Illinois, where a material portion of the Company’s revenues are concentrated;
•	demographic changes;
•	the failure to comply with governmental regulations;
•

the impact of certain outsourcing functions, and the ability of Community Health Systems, Inc., as provider of the Company’s billing and collection services pursuant to the transition services agreements, to timely and appropriately bill and collect;

•

the potential adverse impact of known and unknown government investigations, internal investigations, investor demands for investigation, audits, and federal and state false claims act litigation and other legal proceedings, including the recent shareholder litigation against the Company and certain of its officers and threats of litigation, as well as the significant costs and attention from management required to address such matters;

•

the ability, where appropriate, to enter into, maintain and comply with provider arrangements with payors and the terms of these arrangements, which may be further impacted by the increasing consolidation of health insurers and managed care companies;

•	changes in reimbursement rates paid by federal or state healthcare programs, including Medicare and Medicaid, or commercial payors, and the timeliness of reimbursement payments;

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QHC Announces First Quarter 2017 Results

May 15, 2017

•	any potential impairments in the carrying values of long-lived assets and goodwill or the shortening of the useful lives of long-lived assets;
•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;
•

increases in the amount and risk of collectability of patient accounts receivable, including lower collectability levels which may result from, among other things, self-pay growth in states that have not expanded Medicaid and difficulties in collecting payments for which patients are responsible, including co-pays and deductibles;

•

the efforts of healthcare insurers, providers and others to contain healthcare costs, including the trend toward treatment of patients in less acute or specialty healthcare settings and the increased emphasis on value-based purchasing;

•

the Company’s ongoing ability to demonstrate meaningful use of certified electronic health records technology and recognize income for the related Medicare or Medicaid incentive payments, to the extent such payments have not expired;

•

increases in wages as a result of inflation or competition for highly technical positions and rising medical supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against the Company, including self-insured malpractice claims;
•	competition;
•	the ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;
•	changes in medical or other technology;
•	changes in U.S. generally accepted accounting principles, including the impact of adopting newly issued accounting standards;
•	the availability and terms of capital to fund acquisitions, replacement facilities or other capital expenditures;
•

the ability to successfully make acquisitions or complete divestitures and the timing thereof, the ability to complete any such acquisitions or divestitures on desired terms or at all, and the ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact of seasonal or severe weather conditions or earthquakes;
•	the ability to obtain adequate levels of professional and general liability and workers’ compensation liability insurance;
•	the effects related to outbreaks of infectious diseases;
•	the impact of external, criminal cyber-attacks or security breaches;
•	the ability to manage effectively the Company’s arrangements with third-party vendors for key non-clinical business functions and services;
•	the ability to maintain certain accreditations at the Company’s existing facilities and any future facilities the Company may acquire; and
•	the other risk factors set forth in the Company’s other public filings with the Securities and Exchange Commission.

Although the Company believes that these forward-looking statements are based upon reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond its control. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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